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                                                                    Exhibit 23.1



                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------


The Board of Directors
Vitafort International Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 of Vitafort International Corporation of our report dated February 16, 1996, relating to the consolidated balance sheets of Vitafort International Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1995, which report appears in the December 31, 1996, annual report on Form 10-KSB of Vitafort International Corporation.


                                                       /s/ KPMG Peat Marwick LLP

Los Angeles, California
April 15, 1997